SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2007

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------- -------------------------------------- (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2007, inVentiv Health, Inc. (the "Company"), issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2006. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release includes non-GAAP financial information concerning operating income, earnings from continuing operations, net income, diluted earnings per share and operating margins relating to the following four factors:

•
Compensation expense related to vested stock options and restricted stock: The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date, as opposed to recording expense only for vested restricted stock during 2005. In order to present the financial statements on a comparable period-to-period basis, compensation expense was adjusted for both periods to exclude expense related to vested stock options and restricted stock.

•
Acquisition-related incentive: The fourth quarter and full-year periods exclude $3.5 million of non-recurring incentive expense arising from a pre-acquisition liability related to the acquisition of inVentiv Communications, Inc. (then named inChord Communications, Inc.) ("inChord"). In connection with the inChord acquisition, the Company assumed a $7.5 million existing liability (out of a potential $15.0 million liability) on inChord’s balance sheet relating to certain performance thresholds over a three-year period from 2005 through 2007. The Company has monitored these performance thresholds on a quarterly basis, and the $3.5 million of additional non-recurring expense was recorded as a result of management's evaluation of new business wins during 2006 and the strengthened outlook for inChord’s business during 2007.

•
Interest expense related to the Company’s interest rate hedge of its $175 million term loan facility: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which did not qualify for hedge accounting until July 2006. In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness, thus qualifying for hedge accounting. For the three-months ended December 31, 2006 and 2005, the Company recorded $0.3 million of interest expense and $0.3 million of interest income, respectively, relating to the ineffectiveness of the hedge for each quarter. For the twelve-months ended December 31, 2006 and 2005, the Company recorded $2.0 million and $0.3 million of interest income, respectively, relating to the ineffectiveness of the hedge for each period (derivative only existed since October 2005). In order to present the financial statements on a comparable period-to-period basis, interest expense was adjusted to exclude these adjustments in their respective periods. If the hedge agreement continues until its full term in October 2008, approximately $2.3 million of net interest income recognized to date (from October 2005 to December 2006) will be offset by an equal amount of interest expense recognized during the remaining term of the agreement, as the Counterparty’s obligation to the Company will be reduced to zero at the conclusion of the agreement.

•
Tax benefits related to the utilization of net operating losses of divested entities: The Company recorded tax benefits of $9.1 million in the second quarter of 2006, and $6.7 million in the third quarter of 2005, related to the utilization of net operating losses of divested entities, and an additional $1.6 million in the first quarter of 2005 relating to prior period tax contingencies, which were no longer required. In order to present the financial statements on a comparable period-to-period basis, tax expense was adjusted to exclude these benefits for full year 2005 and 2006.

The press release also includes the following projected non-GAAP financial measures concerning future periods, all of which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934:

•
diluted earnings per share for fiscal year 2006 excluding the effect of non-recurring tax adjustments, interest income or expense relating to the Company’s interest rate hedge, equity compensation expense and any acquisition-related incentive expense; and

•
diluted earnings per share for fiscal year 2007 excluding the effect of non-recurring tax adjustments, interest income or expense relating to the Company’s interest rate hedge and any equity compensation expense.

Management believes that the foregoing information is useful to investors in assessing the performance of the Company’s operations on a consistent basis from period to period.

The information in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: February 27, 2007 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of inVentiv Health, Inc., dated February 27, 2007